EXHIBIT 16.1

(Company Letterhead)
Grant Thornton LLP

February 12, 2004

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Re:	Rocky Mountain Chocolate Factory, Inc. Commission File No.: 0-14749

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Rocky Mountain Chocolate Factory, Inc. dated February 12, 2004, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP